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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
November 10, 2006

GLOBAL GREEN SOLUTIONS INC.
 formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
 (Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
  On November 10, 2006, we entered into a Memorandum of Understanding ("MOU") to merge with Greensteam Development Inc., a Delaware corporation and developer of a methodology for converting bio-mass waste into energy. The merger is expected to be completed by December 31, 2006. Under the terms of the MOU, once the merger of Greensteam Development Inc. is completed, a joint venture (Global Greensteam Inc.) will be formed with Texas-based ITS Engineered Systems, Inc. ("ITS"), a manufacturer and supplier of gas-fired steam generation units and Ohio-based Onix Corporation ("Onix"), a developer of solid fuel combustion technology. The objectives of the Global Greensteam Inc. (joint venture) will be to enter into steam generation contracts with major oil companies in North and Latin America and with power generation companies in developing countries. The Merger consideration to be paid to the Greensteam Development Inc. would consist of up to 4,000,000 Shares of Restricted Common Stock of Global Green Solutions Inc. (the Company) payable as follows:

*	150,000 Shares of Restricted Common Stock of the Company upon execution of the definitive agreements;
*	850,000 Shares of Restricted Common Stock of the Company upon execution of main supply contract with the customer.
*	1,000,000 Shares of Restricted Common Stock of the Company upon earlier of (a) the operation of 5 steam generating units, or (b) the first anniversary of the execution of the supply contract;
*

  1,000,000 Shares of Restricted Common Stock of the Company upon earlier of (a) the operation of the 10th steam generating unit, or (b) the second anniversary of the execution of the supply contract.; and

*	1,000,000 Shares of Restricted Common Stock of the Company upon earlier of (a) operation of the 15th steam generating unit, or (b) the second anniversary of the execution of the supply contract.

  On November 13, 2006, we entered into a Memorandum of Understanding ("MOU") with ITS Engineered Systems, Inc. ("ITS") to the formation of a joint venture entity (Global Greensteam Inc.) whose purpose will be to enter into a steam generation contract with a major oil company in California. This MOU will lead to a "Definitive Agreement" to be concluded by December 31, 2006. We will own 60% interest and ITS will own a 40% interest in Global Greensteam Inc. (the "Venture"), with our share including the interest formerly held by Greensteam Development Inc. and merged in a separate transaction. In recognition of investments already made by ITS, we will invest the first $100,000 in the joint venture. Subsequent investments will be on a 60/40 basis. ITS will receive 600,000 shares of our common stock paid out in 4 tranches of 150,000 restricted common shares, as follows:

*	First tranche payable upon operation of the 1st steam generating unit
*	Second tranche payable upon operation of the 5th steam generating unit
*	Third tranche payable upon operation of the 10th steam generating unit
*	Fourth tranche payable upon operation of the 15th steam generating unit

  On November 13, 2006, we entered into a Memorandum of Understanding ("MOU") with The Onix Corporation ("Onix") to the inclusion of Onix into the joint venture entity (Global Greensteam Inc.) This MOU will lead to a "Definitive Agreement" to be concluded by December 31, 2006. We are the operating partner in Global Greensteam Inc. holding 57% equity with ITS Engineered Systems holding 38% and Onix Corporation 5%. Subsequent investments will be on the 57/38/5 basis. Onix will receive 150,000 of our common stock paid out in 3 tranches of 50,000 restricted common shares, as follows;

*	First tranche payable upon operation of the 5th steam generating unit
*	Second tranche payable upon operation of the 10th steam generating unit
*	Third tranche payable upon operation of the 15th steam generating unit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of November, 2006.

GLOBAL GREEN SOLUTIONS INC.

BY:	ROBERT M. BAKER
Robert M. Baker
Secretary and a member of the Board of Directors.